Exhibit 10.24

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

APPLICANT(S):	Thomas H. Hebert

SERIAL NUMBER	10/713,768

FILED:	November 13, 2003

ART UNIT:	3744

FOR:	BUILDING EXHAUST AND AIR CONDITIONER CONDENSATE (AND/OR OTHER WATER SOURCE) EVAPORATIVE REFRIGERANT SUBCOOL/PRECOOL SYSTEM AND METHOD THEREFOR

ATTY. DOCKET NO:	380803.00046

ASSIGNMENT

      IN CONSIDERATION OF good and valuable consideration, receipt of which is hereby acknowledged, I

INVENTOR:	Thomas H. Hebert, a citizen of the United States of America, residing at

(hereinafter referred to as “Assignor”) do hereby sell, transfer, set over and assign unto Global Energy Group, Inc. a Florida corporation, having a principal place of business at 2346 Success Drive, Odessa, Florida 33666, (hereinafter referred to as “Assignee”), its successors, assigns, nominees, or other legal representatives, all of our entire right, title and interest, in all countries throughout the world, including the rights to claim convention priority, in and to any and all improvements disclosed in application serial number 10/713,768, filed November 13, 2003 entitled:

BUILDING EXHAUST AND AIR CONDITIONER CONDENSATE
(AND/OR OTHER WATER SOURCE) EVAPORATIVE REFRIGERANT SUBCOOL/PRECOOL SYSTEM AND METHOD THEREFOR

and by any other patent application filed on said invention, whether or not claiming convention priority thereon, and any continuation, division, renewal, or substitute thereof, and as to letters patent any reissue or re-examination thereof, and request all officials of any country or countries whose duty it is to issue letters patent to issue said letters patent in the name of Assignee;

      Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this Assignment; and

      Assignor hereby covenants that:

      I will promptly provide Assignee, at its request, with all pertinent facts and documents relating to said invention and said application and all other patent applications to be filed thereon, and any letters patent issuing thereon, as may be known or accessible, and will testify as to the same in any interference, litigation or proceeding related thereto, and

      I will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said invention, said application, and any other patent application filed on said invention, whether or not claiming convention priority thereon, and any letters patent issuing thereon, and any continuation, division, renewal, or substitute thereof, and as to letters patent any re-issue or re-examination thereof, which may be necessary or desirable to carry out the purposes thereof.

/s/ Thomas H. Hebert
Thomas H. Hebert
Date:	3/9/04
Citizenship: U.S.A. Residence and Post Office Addresses: 1340 Eastwood Drive Lutz, Florida 33549

STATE OF FLORIDA

COUNTY OF PASCO

      On this the 9 day of March, 2004, before me personally came the above named Thomas H. Hebert, to me personally known, or who produced ___as identification, as the individual who executed the foregoing Assignment, and acknowledged to me that he executed the same of his own free will for the purposes set forth therein.

Notary Public, State of Florida at Large

My Commission expires: ______